Security Information


Security Purchased


CUSIP
US37949E2046


Issuer
GLOBALTRANS INVESTMENT PLC


Underwriters
DBSI, Morgan Stanley


Years of continuous operation, including predecessors
> 3 years


Ticker
GLTR LI


Is the affiliate a manager or co-manager of offering?
Joint Lead Manager


Name of underwriter or dealer from which purchased
Morgan Stanley


Firm commitment underwriting?
Yes


Trade date/Date of Offering
4/30/2008


Total dollar amount of offering sold to QIBs
 $
449,415,000


Total dollar amount of any concurrent public offering
 $     -


Total
 $
449,415,000


Public offering price
 $
13.25


Price paid if other than public offering price
 N/A


Underwriting spread or commission
 $
0.11


Rating
N/A


Current yield
N/A


Fund Specific Information


Board
Total Share Amount
Purchased
$ Amount of Purchase
% of Offering Purchased
by the Fund
Security Performance^
Fund Performance^
Measurement Date*
DWS Funds



DWS Global Thematic Fund
DWS
400,300
 $
5,303,975
1.18%
25.88%
-9.03%
6/30/2008
DWS Global Thematic VIP
DWS
29,100
 $
385,575
0.09%
25.88%
-9.32%
6/30/2008
Total

429,400
 $
5,689,550
1.27%


^The Security and Fund Performance is calculated based on information provided by State Street Bank.


*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.